Consent of KPMG Peat Marwick, L.L.P.




                              Accountants' Consent

The Board of Directors
TELS Corporation:

We consent to incoproration by reference in the registration statement of the TEL Electronics, Inc. 1994 Director Option Plan, the 1993 Tel Electronics, Inc. Stock Option and Incentive Plan, the 1984 Incentive Stock Option Plan for Key Employees of Telectronics, Inc., the 1984 Non-Qualified Stock Option Plan, and the 1984 Executive Stock Bonus Plan on Form S-8 of TELS Corporation of our report dated March 6, 1995 relating to the consolidated balance sheet of TELS Corporation and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1994, and related schedule, which report appears in the December 31, 1995 annual report on Form 10-K of TELS Corporation and to the reference to our firm under the heading "Experts in the registration statement.


                                                  /s/KPMG peat Marwick LLP

                                                  KPMG Peat Marwick LLP

Salt Lake City, Utah
December 2, 1996